                                    AGREEMENT


                                DATED 22 March, 2000


                                 US$300,000,000


                                 BRIDGE FACILITY


                                       FOR


                                AUTOLIV ASP, INC.


                                   PROVIDED BY


                     SKANDINAVISKA ENSKILDA BANKEN AB (publ)


                                   ARRANGED BY


                            SEB DEBT CAPITAL MARKETS









                                  ALLEN & OVERY
                                     London
                                   BK:734366.4

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

                                      INDEX

CLAUSE                                                                     PAGE

1.       Interpretation.......................................................1
2.       The Facility.........................................................9
3.       Purpose.............................................................10
4.       Conditions Precedent................................................10
5.       Drawdown............................................................10
6.       Repayment...........................................................11
7.       Prepayment and Cancellation.........................................11
8.       Interest Periods....................................................13
9.       Interest............................................................13
10.      Payments............................................................14
11.      Taxes...............................................................15
12.      Market Disruption...................................................16
13.      Increased Costs.....................................................17
14.      Illegality..........................................................18
15.      Guarantee...........................................................19
16.      Representations and Warranties......................................22
17.      Undertakings........................................................26
18.      Default.............................................................33
19.      Fees................................................................36
20.      Expenses............................................................36
21.      Stamp Duties........................................................37
22.      Indemnities.........................................................37
23.      Evidence and Calculations...........................................38
24.      Waivers and Remedies Cumulative.....................................38
25.      Changes to the Parties..............................................39
26.      Disclosure of Information...........................................39
27.      Set-Off.............................................................40
28.      Severability........................................................40
29.      Counterparts........................................................40
30.      Notices.............................................................41
31.      Language............................................................42
32.      Jurisdiction........................................................42
33.      Governing Law.......................................................43


SCHEDULES

1. Conditions Precedent Documents............................................45
2. Calculation of the Mandatory Cost.........................................47
3. Form of Request...........................................................48
Signatories..................................................................49

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
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THIS AGREEMENT is dated 22 March, 2000 between:

(1) AUTOLIV ASP, INC. (incorporated under the laws of the State of Indiana, U.S.A.) (the "BORROWER");

(2) AUTOLIV, INC. (incorporated under the laws of the State of Delaware, U.S.A.) (the "GUARANTOR");

(3)  SKANDINAVISKA ENSKILDA BANKEN AB (publ) as lender (the "BANK"); and

(4)  SEB DEBT CAPITAL MARKETS as arranger (the "ARRANGER").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "ACQUIROR"

     means OEA Merger Corporation Limited, a wholly-owned Subsidiary of the Borrower.

     "ACQUISITION"

     means the acquisition by the Acquiror of the Shares pursuant to the Acquisition Documentation.

     "ACQUISITION DOCUMENTATION"

     means, in relation to the Acquisition:

     (a)  an offer to purchase to be dated on or about 24th March, 2000;

     (b)  a letter of transmittal;

     (c)  a notice of guaranteed delivery;

     (d) a letter from the information agent to brokers, dealers, commercial banks, trust companies and nominees;

     (e) a letter to clients for use by brokers, dealers, commercial banks, trust companies and nominees; and

     (f) an amended and restated agreement and plan of merger, dated as of 12th March, 2000, by and among the Guarantor, the Acquiror and the Target,

     and any other documentation relating to the Acquisition.
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
                                       2
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     "AFFILIATE"

     means a Subsidiary or a holding company of a person or any other Subsidiary of that holding company.

     "BOARD"

     means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

     "BUSINESS DAY"

     means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York.

     "CODE"

     means the United States Internal Revenue Code of 1986 and any rule or regulation issued thereunder from time to time in effect.

     "COMMITMENT"

     means US$300,000,000 to the extent not cancelled, transferred or reduced under this Agreement.

     "COMMITMENT PERIOD"

     means the period from the later of the date of this Agreement and 25th April, 2000 up to and including the Term Date.

     "DANGEROUS SUBSTANCE"

     means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapor and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism or damaging the environment or public health or welfare including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste.

     "DEFAULT"

     means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

     "DRAWDOWN DATE"

     means the date of the advance of a Loan.
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
                                       3
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     "ENVIRONMENTAL CLAIM"

     means any claim by any person as a result of or in connection with any violation of Environmental Law or any Environmental Contamination which could give rise to any remedy or penalty (whether interim or final) or liability for any Obligor or the Bank.

     "ENVIRONMENTAL CONTAMINATION"

     means each of the following and their consequences:

     (a) any release, emission, leakage, or spillage of any Dangerous Substance into any part of the environment; or

     (b) any accident, fire, explosion or sudden event which is directly or indirectly caused by or attributable to any Dangerous Substance; or

     (c)  any other pollution of the environment.

     "ENVIRONMENTAL LAW"

     means any national or supranational law, regulation or directive concerning the protection of human health or the environmental or concerning Dangerous Substances.

     "ENVIRONMENTAL LICENSE"

     means any authorization by any Environmental Law.

     "ERISA"

     means the United States Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE"

     means each trade or business, whether or not incorporated, that would be treated as a single employer with any Obligor under section 414 of the United States Internal Revenue Code of 1986, as amended. When any provision of this Agreement relates to a past event, the term "ERISA AFFILIATE" includes any person that was an ERISA Affiliate of an Obligor at the time of that past event.

     "EVENT OF DEFAULT"

     means an event specified as such in Clause 18.1 (Events of Default).

     "FINANCE DOCUMENT"

     means this Agreement or any other document designated as such by the Bank and the Borrower.
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
                                       4
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     "FINANCIAL INDEBTEDNESS"

     means any indebtedness in respect of:

     (a)  moneys borrowed;

     (b)  any debenture, bond, note, loan stock or other security;

     (c)  any acceptance credit;

     (d) receivables sold or discounted (otherwise than on a non-recourse basis);

     (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

     (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

     (g) any currency swap or interest swap, cap or collar arrangement or other derivative instrument;

     (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

     (i) any guarantee, indemnity or similar assurance against financial loss of any person.

     "GROUP"

     means the Guarantor and its Subsidiaries.

     "INFORMATION"

     means:

     (a) information relating to the business plans, asset valuations and any envisaged disposals of the Target; and

     (b)  the Original Group Accounts,

     provided to the Bank or the Arranger in connection with the Acquisition.

     "INTEREST PERIOD"

     means each period determined in accordance with Clause 8 (Interest
     Periods).

     "LIBOR"

     means:-
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
                                       5
--------------------------------------------------------------------------------

     (a)  the rate per annum which appears on Page 3750 on the Telerate Screen;
          or

     (b) if no such rate appears on the Telerate Screen, the rate quoted by the Bank to leading banks in the London interbank market,

     at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of US Dollars for a period comparable to the relevant Interest Period.

     "LOAN"

     means, subject to Clause 8 (Interest Periods), the principal amount of each borrowing by the Borrower under this Agreement or the principal amount outstanding of that borrowing.

     "MANDATORY COST"

     means the cost imputed to the Bank of compliance with:

     (a) the cash ratio and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority as determined in accordance with Schedule 2; and

     (b) any other applicable regulatory or central bank requirement relating to any Loan made through a branch in a jurisdiction of the currency of the Loan.

     "MARGIN"

     means 0.5 per cent. per annum.

     "MARGIN STOCK"

     has the meaning assigned to such term in Regulation U of the Board (including, without limitation, the Shares, so long as they constitute Margin Stock under Regulation U).

     "MATERIAL SUBSIDIARY"

     means any Subsidiary of the Guarantor:

     (a) (i) the book value of whose assets (consolidated if it itself has Subsidiaries) equals or exceeds 10 per cent. of the book value of the consolidated total assets of the Group; or

          (ii) whose revenues (consolidated if it itself has Subsidiaries) equal or exceed 10 per cent. of the revenues of the Group taken as a whole; or

          (iii) whose trading profits (consolidated if it itself has Subsidiaries) before interest and tax equal or exceed 10 per cent. of the trading profits before interest and tax of the Group as a whole, as determined by reference to the most recent accounts of the Subsidiary and the most recent consolidated accounts of the Group; or
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
                                       6
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     (b)  any Subsidiary of the Guarantor which becomes a member of the Group after the date of the latest consolidated accounts of the Group at the time of determination and which would fulfil any of the tests in
          (a)(i), (ii) or (iii) above if tested on the basis of its latest accounts (consolidated if it itself has Subsidiaries) and those latest accounts of the Group; or

     (c) prior to the delivery of each set of accounts pursuant to Clause 17.2 (Financial Information), any Subsidiary of the Guarantor to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction or any of such transactions was a Material Subsidiary.

     "MULTIEMPLOYER PLAN"

     means a "multiemployer plan" within the meaning of section 3(37) or 4001(a)(3) of ERISA.

     "OBLIGOR"

     means the Borrower or the Guarantor.

     "ORIGINAL GROUP ACCOUNTS"

     means the audited consolidated accounts of the Group for the year ended 31st December, 1999.

     "PARTY"

     means a party to this Agreement.

     "PLAN"

     means an "employee benefit plan" within the meaning of section 3(3) of ERISA maintained by the Borrower or any ERISA Affiliate currently or at any time within the last five years, or to which the Borrower or any ERISA Affiliate is required to make payments or contributions or has made payments or contributions within the past five years.

     "RATE FIXING DAY"

     means the second Business Day before the first day of an Interest Period for a Loan (or such other day as is generally treated as the rate fixing day by market practice in the London interbank market).

     "REPAYMENT DATE"

     means 25th October, 2000.

     "REPORTABLE EVENT"

     means any of the events set forth in section 4043 of ERISA or the related regulations.
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
                                       7
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     "REQUEST"

     means a request made by the Borrower for a Loan, substantially in the form of Schedule 3.

     "RESTRICTED MARGIN STOCK"

     means Margin Stock owned by either Obligor or any member of the Group, which represents not more than 33 1/3 per cent of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the assets of both Obligors and all members of the Group (other than Margin Stock) that are subject to the provisions of Clause 17 (Undertakings) (including, without limitation, Clauses 17.8 (Negative pledge) and 17.9 (Transactions similar to security)).

     "SECURITY INTEREST"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

     "SHARES"

     means the shares of the Target.

     "SUBSIDIARY"

     means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership.

     "SYNDICATION"

     means any syndication and subsequent transfer by the Bank of a portion of its Commitment under this Facility to other banks in the manner and to the extent agreed by the Bank and the Borrower.

     "TARGET"

     means OEA Inc., incorporated under the laws of the State of Delaware, U.S.A.

     "TERM DATE"

     means the date falling one month prior to the Repayment Date.

     "UNRESTRICTED MARGIN STOCK"

     means any Margin Stock owned by either Obligor or any member of the Group which is not Restricted Margin Stock.

     "U.S.A."

     means the United States of America.
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
                                       8
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     "US DOLLARS" and "US$"

     means the currency for the time being of the U.S.A.

     1.2  CONSTRUCTION

     (a) In this Agreement, unless the contrary intention appears, a reference to:

          (i) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

               "ASSETS" includes present and future properties, revenues and rights of every description;

               an "AUTHORIZATION" includes an authorization, consent, approval, resolution, licence, exemption, filing, registration and notarization;

               "CONTROL" means the power to direct the management and policies of an entity by controlling 50 per cent. or more of voting capital, whether through the ownership of voting capital, by contract or otherwise;

               a "MATERIAL ADVERSE EFFECT" means:

               (1) a material adverse effect on the business or financial condition of either Obligor or the Group as a whole; or

               (2) a material adverse effect on the ability of any Obligor to perform its obligations under any of the Finance Documents.

               a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

               (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

               (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

               a "PERSON" includes any individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

               a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

               a "SCREEN" or a "PAGE" on a "Screen" in the definition of "LIBOR" includes any replacement screen or page nominated by the British Bankers Association as the
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
                                       9
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               information vendor for the purpose of displaying British Bankers
               Association Interest Settlement Rates for deposits in various currencies;

               "WINDING UP" also includes amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation and any equivalent or analogous procedure under the law of any jurisdiction (but, for the avoidance of doubt, "REORGANISATION" does not include a mere transfer of assets from one member of the Group to another whether the transferor continues to exist);

               (ii) a provision of law is a reference to that provision as amended or re-enacted;

               (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

               (iv) a person includes its successors, transferees and assigns;

               (v) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

               (vi) a time of day is a reference to London time.

     (b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

     2.   THE FACILITY

     2.1  FACILITY

     (a) Subject to the terms of this Agreement, the Bank agrees to make Loans during the Commitment Period to the Borrower up to an aggregate principal amount not exceeding the Commitment.

     (b) If the Borrower so requests prior to the Repayment Date, the Bank and the Arranger will enter into discussions (for a reasonable period of time) with the Obligors with a view to considering whether it will be possible to reach agreement on the terms on which the Facility might be extended for a further six months. Nothing in this paragraph shall prejudice in any way the rights of the Bank under this Agreement and it shall not be obliged to agree to any such extension.

     2.2  CHANGE OF CURRENCY

     (a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

          (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Bank; and
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
                                       10
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          (ii) any translation from one currency or currency unit to another shall be at the official conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Bank acting reasonably.

     (b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Bank specifies to be necessary to reflect the change in currency and to put the Bank in the same position, so far as possible, that it would have been in if no change in currency had occurred.

     3.   PURPOSE

          The Borrower shall apply each Loan towards financing the Acquisition. Without affecting the obligations of either Obligor in any way, the Bank is not bound to monitor or verify the application of any Loan.

     4.   CONDITIONS PRECEDENT

     4.1  DOCUMENTARY CONDITIONS PRECEDENT

          The Borrower may not deliver the first Request until the Bank has notified the Borrower that it has received all of the documents set out in Schedule 1 in form and substance satisfactory to the Bank.

     4.2  FURTHER CONDITIONS PRECEDENT

          The obligation of the Bank to make any Loan is subject to the further conditions precedent that on both the date of the Request and the Drawdown Date:

          (a) the representations and warranties in Clause 16 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

          (b)  no Default is outstanding or might result from the Loan.

     5.   DRAWDOWN

     5.1  COMMITMENT PERIOD

          The Borrower may borrow a Loan during the Commitment Period if the Bank receives, not later than 11.00 a.m. three Business Days before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

     5.2  COMPLETION OF REQUESTS

          A Request will not be regarded as having been duly completed unless:

     (a)  the Drawdown Date is a Business Day falling on or before the Term
          Date;

     (b)  the amount of the Loan is:

          (i) a minimum of US$50,000,000 and an integral multiple of US$5,000,000; or
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
                                       11
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          (ii) the balance of the undrawn Commitment; or

          (iii) such other amount as the Bank may agree;

     (c)  the amount selected under paragraph (b) above does not cause Clause
          2.1 (Facility) to be contravened;

     (d) the first Interest Period selected complies with Clause 8 (Interest Periods); and

     (e)  the payment instructions comply with Clause 10 (Payments).

          Each Request must specify one Loan only, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Request on any one day. Unless otherwise agreed by the Bank, no more than five Loans may be outstanding at any time.

     5.3  ADVANCE OF LOAN

          Subject to the terms of this Agreement, the Bank shall make the Loan available to the Borrower on the relevant Drawdown Date.

     6.   REPAYMENT

          The Borrower shall repay the Loans in full on the Repayment Date.

     7.   PREPAYMENT AND CANCELLATION

     7.1  VOLUNTARY PREPAYMENT

          The Borrower may, by giving not less than five days' prior notice to the Bank, prepay any Loan on the last day of an Interest Period for that Loan in whole or in part (but, if in part, in a minimum of US$50,000,000 and an integral multiple of US$5,000,000).

     7.2  AUTOMATIC CANCELLATION

          The Commitment shall be automatically cancelled at close of business in London on the Term Date.

     7.3  VOLUNTARY CANCELLATION

          The Borrower may, by giving not less than five days' prior notice (or such shorter period as the Bank may agree) to the Bank, cancel the undrawn amount of the Commitment in whole or in part (but, if in part, in a minimum of US$50,000,000 and an integral multiple of US$5,000,000).

     7.4  ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

          If:

          (a) an Obligor is required to pay to the Bank any additional amounts under Clause 11 (Taxes); or
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
                                       12
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          (b)  an Obligor is required to pay to the Bank any amount under Clause
               13 (Increased Costs); or

          (c) interest on a Loan is being calculated in accordance with Clause 12.3(c) (Alternative basis),

          then, without prejudice to the obligations of either Obligor under those Clauses, the Borrower may, whilst the circumstances continue, serve a notice of prepayment and cancellation on the Bank. On the date falling five Business Days after the date of service of the notice:

          (i)  the Borrower shall prepay all the Loans; and

          (ii) the Commitment shall be cancelled.

     7.5  MANDATORY PREPAYMENT

          If, at any time after the date of this Agreement:

          (a) it is or becomes unlawful for either Obligor to perform any of its obligations under the Finance Documents; or

          (b) the Borrower is not or ceases to be a Subsidiary of the Guarantor; or

          (c) any single person, or group of persons acting in concert, acquires control of the Guarantor; or

          (d) the guarantee of the Guarantor is not effective or is alleged by either Obligor to be ineffective for any reason; or

          (e)  the Acquiror is not or ceases to be a Subsidiary of the Borrower,

     then the Bank may, by notice to the Borrower:

          (i)  cancel the Commitment; and/or

          (ii) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, be repaid forthwith, whereupon they shall be repaid forthwith.

     7.6  MISCELLANEOUS PROVISIONS

     (a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable.

     (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 22.2 (Other indemnities), without premium or penalty.

     (c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

     (d) No amount of the Commitment cancelled under this Agreement may subsequently be reinstated.
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
                                       13
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     8.   INTEREST PERIODS

     8.1  SELECTION

     (a) The Borrower may select an Interest Period for a Loan in either the relevant Request or, if the Loan has been borrowed, a notice received by the Bank not later than five Business Days before the commencement of that Interest Period. Each Interest Period for a Loan will commence on its Drawdown Date or the expiry of its preceding Interest Period.

     (b) Subject to the following provisions of this Clause 8, each Interest Period will be one, two or three months or any other period agreed by the Borrower and the Bank.

     (c) If the Borrower fails to select an Interest Period for an outstanding Loan in accordance with paragraph (a) above, that Interest Period will, subject to the other provisions of this Clause 8, be one month.

     8.2  NON-BUSINESS DAYS

          If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

     8.3  CONSOLIDATION

          Notwithstanding Clause 8.1 (Selection), the first Interest Period for each Loan shall end on the same day as the current Interest Period for any other Loan. On the last day of those Interest Periods, those Loans shall be consolidated and treated as one Loan.

     8.4  COINCIDENCE WITH REPAYMENT DATES

          If an Interest Period would otherwise overrun the Repayment Date, it shall be shortened so that it ends on the Repayment Date.

     8.5  OTHER ADJUSTMENTS

          The Bank and the Borrower may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

     8.6  NOTIFICATION

          The Bank shall notify the Borrower of the duration of each Interest Period promptly after ascertaining its duration.

     9.   INTEREST

     9.1  INTEREST RATE

          The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Bank to be the aggregate of the applicable:

          (a)  Margin;
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
                                       14
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          (b)  LIBOR; and

          (c)  Mandatory Cost.

     9.2  DUE DATES

          Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Borrower on the last day of each Interest Period for that Loan and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

     9.3  DEFAULT INTEREST

     (a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Bank pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Bank to be one per cent. per annum above the higher of:

          (i) the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date (if of principal); and

          (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Bank may determine (each a "DESIGNATED INTEREST PERIOD").

     (b) The default rate will be determined by the Bank on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

     (c) If the Bank determines that deposits in the currency of the overdue amount are not at the relevant time being made available by it to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Bank from whatever sources it may select.

     (d) Default interest will be compounded at the end of each Designated Interest Period.

     9.4  NOTIFICATION OF RATES OF INTEREST

          The Bank shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

     10.  PAYMENTS

     10.1 PLACE

          All payments under the Finance Documents shall be made to the relevant Party to its account at such office or bank as it may notify to the other Party for this purpose.
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     10.2 FUNDS

          Payments under the Finance Documents shall be made for value on the due date at such times and in such funds as the Bank may specify as being customary at the time for the settlement of transactions in US Dollars.

     10.3 CURRENCY

     (a) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

     (b) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in US Dollars.

     10.4 SET-OFF AND COUNTERCLAIM

          All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

     10.5 NON-BUSINESS DAYS

     (a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

     11.  TAXES

     11.1 GROSS-UP

          All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

     11.2 TAX RECEIPTS

          All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Bank evidence satisfactory to the Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.
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     11.3 U.S. TAXATION - DELIVERY OF FORMS AND STATEMENTS

     (a) Within 31 days after the date of this Agreement, the Bank shall submit to the Borrower duly completed and signed copies of either:

          (i) Form W-8BEN (entitling the Bank to a complete exemption from withholding on all amounts to be received by it, including fees, under the Finance Documents); or

          (ii) Form W-8ECI (relating to all amounts to be received by the Bank, including fees, under the Finance Documents),

          of the United States Internal Revenue Service.

     (b) Any New Bank (as defined in Clause 25.2 (Transfers by the Bank)) shall comply with the provisions of paragraph (a) above within 31 days, or earlier if requested, of it becoming a New Bank under this Agreement.

     (c) Other than as set out in paragraphs (a) and (b) above, the Bank (and any New Bank) shall submit to the Borrower such additional duly completed and signed copies of the applicable forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be:

          (i) reasonably requested by an Obligor from the Bank (or New Bank); and or

          (ii) required under then current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by the Bank (or New Bank), including fees, under the Finance Documents.

     (d) Upon the request of an Obligor, any New Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower duly completed Internal Revenue Service Form W-9, establishing that it is such a United States person.

     (e) If the Bank (or any New Bank) determines that it is unable to submit any form or certificate that it is obliged to submit pursuant to this Clause 11.3, or that any information or declaration contained in any such form or certificate previously submitted has either ceased or will cease to be true, accurate and complete in all respects, it shall promptly notify the Borrower and the Arranger of such fact.

     12.  MARKET DISRUPTION

     12.1 MARKET DISRUPTION

          If the Bank determines that adequate and fair means do not exist for ascertaining LIBOR, it shall promptly notify the Borrower of the fact and that this Clause 12 is in operation.

     12.2 SUSPENSION OF DRAWDOWNS

          If a notification under Clause 12.1 (Market disruption) applies to a Loan which has not been made, that Loan shall not be made. However, within five Business Days of receipt of the notification, the Borrower and the Bank shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest
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          and/or funding applicable to that and (to the extent required) any future Loan. Any alternative basis agreed shall be binding on all the Parties.

     12.3 ALTERNATIVE BASIS

          If a notification under Clause 12.1 (Market disruption) applies to a Loan which is outstanding, then, for the purpose of calculating the rate of interest on that Loan pursuant to Clause 9.1 (Interest rate):

          (a) within five Business Days of receipt of the notification, the Borrower and the Bank shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan and/or any other Loans;

          (b) any alternative basis agreed under paragraph (a) above, or certified under paragraph (c) below, shall be binding on all the Parties;

          (c) if no alternative basis is agreed, the Bank shall certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining that Loan; and

          (d) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Bank of funding the Loan from whatever sources it may select plus the Margin plus any Mandatory Cost.

     13.  INCREASED COSTS

     13.1 INCREASED COSTS

     (a) Subject to Clause 13.2 (Exceptions), the Borrower shall forthwith on demand by the Bank pay to the Bank the amount of any increased cost incurred by it or any of its Affiliates as a result of:

          (i) the introduction of, or any change in, or any change in the interpretation of, any law or regulation; or

          (ii) compliance with any regulation made after the date of this Agreement,

          (including any law or regulation relating to taxation, change in currency of a country, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

     (b)  In this Agreement "INCREASED COST" means:

          (i) an additional cost incurred by the Bank or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

          (ii) that portion of an additional cost incurred by the Bank or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances
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
                                       18
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               formed by or including the Loans made or to be made under this
               Agreement as is attributable to the Bank making, funding or maintaining the Loans; or

          (iii) a reduction in any amount payable to the Bank or any of its Affiliates or the effective return to the Bank or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

          (iv) the amount of any payment made by the Bank or any of its Affiliates, or the amount of any interest or other return foregone by the Bank or any of its Affiliates, calculated by reference to any amount received or receivable by the Bank or any of its Affiliates from any other Party under this Agreement.

     (c) As soon as practicable after becoming aware that the Borrower is liable, or will become liable, to pay any amount in accordance with the provisions of paragraph (a) above, the Bank will notify the Borrower accordingly.

     13.2 EXCEPTIONS

          Clause 13.1 (Increased costs) does not apply to any increased cost:

          (a)  compensated for by the payment of the Mandatory Cost;

          (b)  compensated for by the operation of Clause 11 (Taxes); or

          (c) attributed to any change in the rate of, or change in the basis of calculating, tax on the overall net income of the Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office for the time being is situate.

     14.  ILLEGALITY

     (a) If it is or becomes unlawful in any jurisdiction for the Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Loan, then:

          (i)  the Bank may notify the Borrower accordingly; and

          (ii) (A) the Borrower shall forthwith prepay all the Loans; and

               (B)  the Commitment shall forthwith be cancelled.

     (b) (i) Other than as set out in sub-paragraph (b)(ii), if, at any time, the Commitment is cancelled by reason of illegality and the Borrower is obliged to prepay all the Loans in accordance with the provisions of paragraph (a) above, the Bank will reimburse to the Borrower an amount of the Upfront fee equal to:

          U    minus      ( U x d ),
                              ( - )
                              ( D )

          less all outstanding costs and expenses.

          Where      "U"      is the amount of the Upfront fee paid to the Bank
                              in accordance with the provisions of Clause 19.1
                              (Upfront fee);
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                     "d"      is the number of days which have elapsed between
                              the commencement of the Commitment Period and the date upon which paragraph (a) takes effect; and

                     "D"      is the number of days in the Commitment Period.

          (ii) The Bank shall not be liable to pay to the Borrower any amount under sub-paragraph (b)(i) above if:

               (A) it is or becomes unlawful for the Bank to give effect to any of its obligations under this Agreement, or to fund or maintain any Loan, due to any action of the Borrower; or

               (B) whether or not originally due to any action on the part of the Borrower, the unlawfulness giving rise to the events set out in paragraph (a) above could (in the reasonable opinion of the Bank) be remedied by means of action undertaken by the Borrower, and the Borrower does not use its best endeavours to take such action.

     15.  GUARANTEE

     15.1 GUARANTEE

          The Guarantor irrevocably and unconditionally:

          (a) as principal obligor guarantees to the Bank prompt performance by the Borrower of all its obligations under the Finance Documents;

          (b) undertakes with the Bank that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall forthwith on demand by the Bank pay that amount as if the Guarantor instead of the Borrower were expressed to be the principal obligor; and

          (c) indemnifies the Bank on demand against any loss or liability suffered by it if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal.

     15.2 CONTINUING GUARANTEE

          This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

     15.3 REINSTATEMENT

     (a) Where any discharge (whether in respect of the obligations of either Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Clause 15 shall continue as if the discharge or arrangement had not occurred.
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
                                       20
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     (b)  The Bank may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

     15.4 WAIVER OF DEFENCES

          The obligations of the Guarantor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or the Bank):

          (a) any time or waiver granted to, or composition with, the Borrower or other person;

          (b) the release of either Obligor or any other person under the terms of any composition or arrangement with any creditors of any member of the Group;

          (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

          (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

          (e) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

          (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Guarantor's obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

          (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor's obligations under this Clause 15 be construed as if there were no such circumstance.

     15.5 IMMEDIATE RECOURSE

          The Guarantor waives any right it may have of first requiring the Bank (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 15.

     15.6 APPROPRIATIONS

          Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Bank (or any trustee or agent on its behalf) may:
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
                                       21
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          (a)  refrain from applying or enforcing any other moneys, security or rights held or received by the Bank (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such a manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

          (b) hold in a suspense account any moneys received from the guarantor or on account of the guarantor's liability under this clause 15, without liability to pay interest on those moneys.

     15.7 NON-COMPETITION

         Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, the Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 15:

          (a) be subrogated to any rights, security or moneys held, received or receivable by the Bank (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this Clause 15;

          (b) claim, rank, prove or vote as a creditor of the Borrower or its estate in competition with the Bank (or any trustee or agent on its behalf); or

          (c) receive, claim or have the benefit of any payment, distribution or security from or on account of the Borrower, or exercise any right of set-off as against the Borrower,

          unless the Bank otherwise directs. The Guarantor shall hold in trust for and forthwith pay or transfer to the Bank any payment or distribution or benefit of security received by it contrary to this Clause 15.7 or as directed by the Bank.

     15.8 ADDITIONAL SECURITY

          This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Bank.

     15.9 CONSIDERATION AND ENFORCEABILITY

     (a)  The Guarantor represents warrants and agrees that:

          (i) it will receive valuable direct and indirect benefits as a result of the transactions financed by the Loans; and

          (ii) these benefits will constitute "reasonably equivalent value" and "fair consideration" as those terms are used in the fraudulent transfer laws.

     (b) The Guarantor acknowledges and agrees that the Bank has acted in good faith in connection with the guarantee granted under this Clause 15, and the transactions contemplated by this Agreement.
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
                                       22
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     (c)  This Clause 15 shall be enforceable against the Guarantor to the maximum extent permitted by the fraudulent transfer laws.

     (d) The Guarantor's liability under this Clause 15 shall be limited so that no obligation of, or transfer by, the Guarantor under this Clause 15 is subject to avoidance and turnover under the fraudulent transfer laws.

     (e) For the purposes of this Clause, "fraudulent transfer laws" means applicable United States bankruptcy and state fraudulent transfer and conveyance statutes and the related case law.

     16.  REPRESENTATIONS AND WARRANTIES

     16.1 REPRESENTATIONS AND WARRANTIES

          Each Obligor makes the representations and warranties set out in this Clause 16 to the Bank.

     16.2 STATUS

     (a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

     (b) each member of the Group has the power to own its assets and carry on its business as it is being conducted.

     16.3 POWERS AND AUTHORITY

     (a) It has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

     (b) It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Acquisition Documents to which it is a party and the transactions contemplated by them.

     16.4 LEGAL VALIDITY

         Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

     16.5 NON-CONFLICT

          The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the Acquisition Documents to which it is a party do not and will not:

          (a) conflict with any law or regulation or judicial or official order; or

          (b) conflict with the constitutional documents of any member of the group; or

          (c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group.
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
                                       23
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     16.6 NO DEFAULT

     (a) No Default is outstanding or might result from the making of any Loan; and

     (b) no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which might have a material adverse effect.

     16.7 AUTHORIZATIONS

     (a) All authorizations which would reasonably be considered to be required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents and (after the Acquisition) the Acquisition Documents to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

     (b) All acts, conditions and things required to be done, fulfilled and performed under the laws of the United States of America in order to make the Finance Documents admissible in evidence in the United States of America have been done, fulfilled and performed.

     16.8 ACCOUNTS

     (a) In the case of the Guarantor, the audited consolidated accounts of the Group most recently delivered to the Bank (which, at the date of this Agreement, are the Original Group Accounts):

          (i) have been prepared in accordance with accounting principles and practices generally accepted in the U.S.A. consistently applied; and

          (ii) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up,

          and there has been no material adverse change in the consolidated financial condition of the Group since the date to which those accounts were drawn up.

     (b) In the case of the Borrower, its audited accounts most recently delivered to the Bank:

          (i) have been prepared in accordance with accounting principles and practices generally accepted in the U.S.A. consistently applied; and

          (ii) fairly represent its financial condition as at the date to which they were drawn up,

          and there has been no material adverse change in the financial condition of the Borrower since the date to which those accounts were drawn up.

     16.9 LITIGATION

     (a) Other than as specifically disclosed to the Bank prior to the date of this Agreement, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect.
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
                                       24
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     (b)  In respect of any litigation, arbitration or administrative proceedings disclosed to the Bank prior to the date of this Agreement, there has been no development in the conduct of those proceedings which might have a material adverse effect.

     16.10 INFORMATION

     (a) As far as it is aware, after due and careful enquiry, the Information was true and accurate in all material respects as at the date thereof, except for the historical financial information set out in the Information which as far as it is aware, after due and careful enquiry, was true and accurate in all material respects at the date as at which it was prepared.

     (b) The opinions, projections and forecasts in it and the assumptions on which they are based were arrived at after due and careful consideration and enquiry and genuinely represented its views.

     (c) There are no material facts or circumstances which have not been disclosed to the Bank by the Information and which could make any of such information, projections, forecasts, opinions or assumptions untrue, incomplete, inaccurate or misleading in any material respect or which, if disclosed, might reasonably be expected adversely to affect the decision of a person considering whether to provide finance to the Obligors or for the purposes of the Acquisition.

     16.11 TAXES ON PAYMENTS

          Under the laws of the United States of America, or any other relevant state, in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make to the Bank under the Finance Documents.

     16.12 NO IMMUNITY

          In any proceedings taken in the United States of America, or any other relevant state, in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

     16.13 PARI PASSU RANKING

          The obligations of the Borrower to the Bank under the Finance Documents will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     16.14 WINDING UP: RE-ORGANISATION ETC.

          It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.
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
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     16.15 THE ACQUISITION

     (a) Neither it, nor the Acquiror, is in breach of any of its obligations under any Acquisition Documents nor, so far as it is aware, is any other party to those documents.

     (b) The Acquiror is, or will, immediately upon its purchase of shares in the Target in accordance with the Acquisition Documentation, be and remain, the beneficial owner of a majority of the shares of the Target free from any Security Interests.

     16.16 ENVIRONMENTAL LAW

          Other than as specifically disclosed to the Bank prior to the date of this Agreement, each Obligor that directly or indirectly owns, leases, occupies or uses real property in the United States is and has been in compliance with all applicable Environmental Laws and Environmental Licences in all material respects and, so far as it is aware, there are no circumstances that may at any time prevent or interfere with continued compliance by it with all applicable Environmental Laws and Environmental Licences in all material respects. Other than as disclosed to the Bank prior to the date of this Agreement, no Environmental Claim is pending or, to the best of its knowledge, threatened against it or any of its properties.

     16.17 ERISA

          Each Plan of the Obligors and their respective ERISA Affiliates complies in all material respects with all applicable requirements of law and regulation. No Reportable Event has occurred with respect to any Plan which might have a material adverse effect, and no steps have been taken to terminate any Plan. No Obligor or any Subsidiary or ERISA Affiliate of an Obligor has had a complete or partial withdrawal from any Multiemployer Plan or initiated any steps to do so.

     16.18 INVESTMENT COMPANY ACT

          No Obligor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

     16.19 PUBLIC UTILITY HOLDING COMPANY AND FEDERAL POWER ACT

          No Obligor is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of, or otherwise subject to regulation under, the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is a "public utility" within the meaning of, or otherwise subject to regulation under, the United States Federal Power Act.

     16.20 OTHER REGULATION

          No Obligor is subject to regulation under any United States Federal or State statute or regulation that limits its ability to incur or guarantee indebtedness.

     16.21 MARGIN STOCK

          (a) The proceeds of the Loans have been and will be used only for the purposes described in Clause 3 (Purpose).
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         (b)      No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the United States Federal Reserve System).

         (c) None of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X).

     16.21 SOLVENCY

          (a) The Guarantor has not incurred and does not intend to incur or believe it will incur debts beyond its ability to pay as they mature.

          (b) The Guarantor has made no transfer or incurred any obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

          (c)  For purposes of this Clause:

               (i)  "DEBT" means any liability on a claim;

               (ii) "CLAIM" means (A) any right to payment, whether or not that right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (B) any right to an equitable remedy for breach of performance if that breach gives rise to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

               (iii) terms used in this Clause shall be construed in accordance with the applicable United States bankruptcy and New York fraudulent conveyance statutes and the related case law.

     16.22 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

           The representations and warranties set out in this Clause 16:

          (a)  are made on the date of this Agreement; and

          (b) (with the exception of Clause 16.10 (Information)) are deemed to be repeated by each Obligor on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing.

     17.  UNDERTAKINGS

     17.1 DURATION

          The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.
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     17.2 FINANCIAL INFORMATION

          The Guarantor shall supply to the Bank:

          (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years):

               (i)  its audited consolidated accounts for that financial year;
                    and

               (ii) the audited accounts of the Borrower for that financial year;

          (b) as soon as the same are available (and in any event within 90 days of the end of the first half-year of each of its financial years):

               (i)  its unaudited consolidated accounts for that half-year; and

               (ii) the unaudited accounts of the Borrower for that half-year.

          (c) as soon as the same are available (and in any event within 60 days of the end of each financial quarter):

               (i) its unaudited consolidated accounts for that financial quarter; and

               (ii) the unaudited accounts of the Borrower for that financial quarter.

     17.3 INFORMATION - MISCELLANEOUS

          Each Obligor shall supply to the Bank:

          (a) all documents despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched;

          (b) (unless already provided to the Bank) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect on the financial condition of any member of the Group or on the ability of either Obligor to perform its obligations under this Agreement; and

          (c) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations, or in relation to or in connection with the Acquisition, as the Bank may reasonably request.

     17.4 NOTIFICATION OF DEFAULT

          Each Obligor shall notify the Bank of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

     17.5 COMPLIANCE CERTIFICATES

          The Guarantor shall supply to the Bank:
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                                       28
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          (a)  together with the accounts specified in Clause 17.2(a)(i)
               (Financial information); and

          (b)  promptly at any other time, if the Bank so requests,

          a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

     17.6 AUTHORIZATIONS

          Each Obligor shall promptly:

          (a)  obtain, maintain and comply with the terms of; and

          (b)  supply certified copies to the Bank of,

          any authorization required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

     17.7 PARI PASSU RANKING

          Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

     17.8 NEGATIVE PLEDGE

     (a) Neither Obligor shall, and the Guarantor shall procure that no other member of the Group will, create or permit to subsist any Security Interest securing borrowed money on any of its assets (other than Unrestricted Margin Stock).

     (b)  Paragraph (a) does not apply to:

          (i) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue;

          (ii) any Security Interest disclosed in writing to the Bank prior to the execution of this Agreement which secures Financial Indebtedness outstanding at the date of this Agreement;

          (iii) any Security Interest arising in relation to set-off arrangements between cash balances and bank borrowings with the same bank which arise in the ordinary course of business;

          (iv) any Security Interest existing at the time of acquisition on or over any asset acquired by a member of the Group after the date of this Agreement which was not created in contemplation of or in connection with that acquisition, provided that the principal amount secured by such Security Interest and outstanding at the time of acquisition is not subsequently increased and the Security Interest is discharged within 3 months;

          (v) in the case of any company which becomes a member of the Group after the date of this Agreement, any Security Interest existing on or over its assets when it becomes a
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
                                       29
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               member of the Group which was not created in contemplation of or in connection with it becoming a member of the Group, provided that:

               (A) the principal amount secured by such Security Interest and outstanding when the relevant company became a member of the Group is not increased;

               (B) no amount is secured by any such Security Interest which is not secured by the relevant Security Interest when the relevant company becomes a member of the Group; and

               (C)  the Security Interest is discharged within 3 months;

          (vi) any Security Interest replacing any of the Security Interests permitted by paragraphs (iv) and (v), provided that the amount secured by any replacement Security Interest shall not exceed the amount outstanding and secured by the original Security Interest at the time of the creation of the replacement Security Interest, the value of the replacement asset over which the replacement Security Interest is created does not exceed the value of the asset over which the original Security Interest was held, the replacement Security Interest secures the same obligations as the original Security Interest and such replacement Security Interest is discharged within the original three-month period specified in paragraphs (iv) and (v); and

          (vii) any other Security Interest provided that at the time that the Security Interest is created, the aggregate amount of indebtedness secured by all Security Interests permitted under this Clause 17.8(b)(vii) (other than those permitted by sub-paragraphs 17.8(b)(i) - (vi) above) does not exceed 5 per cent. of the book value of the consolidated total assets of the Group, as determined by reference to the most recent consolidated accounts of the Group delivered pursuant to Clause 17.2 (Financial Information).

     17.9 TRANSACTIONS SIMILAR TO SECURITY

     (a) Neither Obligor shall, and the Guarantor shall procure that no other member of the Group will:

          (i) sell, transfer or otherwise dispose of a material part of its assets (either in one transaction or a series of transactions, whether related or not) on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

          (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

          in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

     (b)  Paragraph (a) above does not apply to Unrestricted Margin Stock.

     17.10 DISPOSALS

     (a) Neither Obligor shall, and the Guarantor shall procure that no other Material Subsidiary will, either in a single transaction or in a series of transactions, whether related or not
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                                       30
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          and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

     (b)  Paragraph (a) does not apply to:

          (i) disposals made in the ordinary course of business of the disposing entity; or

          (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality; or

          (iii) disposals made on an arms length basis for full market consideration; or

          (iv) disposals made with the prior written consent of the Bank; or

          (v)  any disposal of assets from:

               (A) a Material Subsidiary to an Obligor or another Material Subsidiary; or

               (B) any other Subsidiary of the Borrower to any member of the Group,

               provided that all such disposals in this paragraph (v) are made for full market consideration,

     17.11 CHANGE OF BUSINESS

          The Guarantor shall procure that no substantial change is made to the general nature or scope of the business of the Guarantor or of the Group from that carried on at the date of this Agreement.

     17.12 MERGERS AND ACQUISITIONS

     (a) The Guarantor shall not finalise or effectuate any amalgamation, demerger, merger or reconstruction.

     (b) (i) No Obligor shall, and the Guarantor shall procure that no other member of the Group will, acquire any assets or business or make any investment

          (ii) Sub-paragraph (i) shall not apply to:

               (A)  the Acquisition; or

               (B) any acquisition of assets or business or any investment made where the value of the assets, business or investment, when aggregated with the value of all other assets or businesses acquired or investments made by any member of the Group after the date of this Agreement (other than the Acquisition) does not exceed US$350,000,000.

     17.13 INSURANCES

          Each Obligor shall, and the Guarantor will procure that the Group taken as a whole will, effect and maintain such insurance over and in respect of its property, assets and business with reputable underwriters or insurance companies and in such a manner and to such extent
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
                                       31
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          as is reasonable and customary for a business enterprise engaged in the same or similar businesses and in the same or similar localities.

     17.14 THIRD PARTY GUARANTEES

          No Obligor shall, and will ensure that no other member of the Group shall, without the prior consent of the Bank, grant any guarantee, bond, indemnity, counter-indemnity or similar instrument in respect of any material obligation of a person other than a member of the Group, save for:

          (a)  on the terms of the Finance Documents; or

          (b) any guarantee related to the purchase or supply of goods and/or services by such Obligor or a member of the Group or a consortium or a group of companies of which such Obligor or a member of the Group is a party, which guarantee is given in the ordinary course of business.

     17.15 THE ACQUISITION

          No Obligor shall, and the Guarantor shall procure that no other member of the Group will, amend, vary or waive any material term or condition of the Acquisition without the prior consent of the Bank (such consent not to be unreasonably withheld or delayed).

     17.16 ENVIRONMENTAL MATTERS

          Each Obligor that directly or indirectly owns, leases, occupies or uses real property in the United States shall, in all material respects, comply with:

          (a)  all applicable Environmental Law; and

          (b) the terms and conditions of all Environmental Licenses applicable to it,

          and for this purpose will implement procedures to monitor compliance with and to prevent any liability under Environmental Law.

     17.17 NOTICE REQUIREMENTS

          Each Obligor will give the Bank prompt notice of the occurrence of any of the following events:

          (a) non-compliance with any Environmental Law or Environmental License of which it is aware in any material respect;

          (b) any Environmental Claim or any other claim, notice or other communication served on it in respect of any alleged breach of any Environmental Law or Environmental License which might have a material adverse effect;

          (c) any actual or suspected Environmental Contamination which might have a material adverse effect;

          (d)  any Reportable Event;
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
                                       32
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          (e)  termination of any Plan maintained or contributed by the Obligor or any ERISA Affiliate or any action that might result in termination; or

          (f) complete or partial withdrawal from any Multiemployer Plan by the Obligor or any ERISA Affiliate or any action that might result in complete or partial withdrawal.

          In each notice delivered under this Clause, the Obligor will include reasonable details concerning the occurrence that is the subject of the notice as well as the Obligor's proposed course of action, if any. Delivery of a notice under this Clause will not affect the Obligor's obligations to comply with any other provision of this Agreement.

     17.18 INVESTMENT COMPANY ACT

          No Obligor will, either by act or omission, become, or permit any other Obligor to become, an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

     17.19 PUBLIC UTILITY STATUS

          No Obligor will, either by act or omission, become or permit any other Obligor or, as a result of its obligations under this Agreement, the Bank to become subject to regulation under the United States Public Utility Holding Company Act of 1935, as amended, or the United States Federal Power Act.

     17.20 ERISA

          No Obligor will take any action or omit to take any action or permit any Subsidiary or ERISA Affiliate to take any action or omit to take any action with respect to any Plan that might result in the imposition of a lien or other Security Interest on any property of the Obligor or any Subsidiary or otherwise have a material adverse effect.

     17.21 MARGIN STOCK

          The Obligors will use the proceeds of the Loans only for the purpose described in Clause 3 (Purpose). No Obligor will engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the Board of Governors of the United States Federal Reserve System). The Obligors shall procure that none of the proceeds of the Loans will be used for any purpose that will violate or result in the violation of
          Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X). If requested by the Bank, the Borrower will furnish to the Bank in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     17.22 SOLVENCY

          The Guarantor will, at all times, maintain sufficient capital to conduct its current and proposed business and operations, maintain its ability to pay its debts as they become due, and continue to own property having a value - both at fair valuation and at present fair saleable value - greater than the total amount of the probable liability of the Guarantor on its debts and obligations (including this Agreement).
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                                       33
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     18.  DEFAULT

     18.1 EVENTS OF DEFAULT

          Each of the events set out in this Clause 18 is an Event of Default (whether or not caused by any reason whatsoever outside the control of either Obligor or any other person).

     18.2 NON-PAYMENT

          An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and, if the non-payment is caused solely by administrative or technical error, or relates solely to non-payment of interest or fees, it is not remedied within three Business Days.

     18.3 BREACH OF OTHER OBLIGATIONS

          An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.2 (Non-payment)), provided that, if such non-compliance is capable of remedy, such non-compliance remains unremedied for a period of 14 days.

     18.4 MISREPRESENTATION

          A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of either Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

     18.5 CROSS-DEFAULT

     (a) Any Financial Indebtedness of a member of the Group is not paid when due or within any applicable grace period provided for in the relevant documentation; or

     (b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group; or

     (c) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

     (d) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

     (e) any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable,

          Provided that no Event of Default shall occur under this Clause 18.5 unless the aggregate amount of all the Financial Indebtedness with respect to which an event or events under paragraphs (a) to (e) (inclusive) above occurs or occur is at least US$20,000,000 (or its equivalent in other currencies).
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                                       34
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     18.6 INSOLVENCY

     (a) An Obligor or any Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

     (b) an Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

     (c) an Obligor or any Material Subsidiary, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

     18.7 INSOLVENCY PROCEEDINGS

     (a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of an Obligor or any Material Subsidiary; or

     (b) a meeting of an Obligor or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

     (c) any person presents a petition for the winding-up or for the administration of an Obligor or any Material Subsidiary, other than a petition which is frivolous or vexatious, or which is dismissed within 30 days; or

     (d) an order for the winding-up or administration of an Obligor or any Material Subsidiary is made; or

     (e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of an Obligor or any Material Subsidiary or any other insolvency proceedings involving an Obligor or any Material Subsidiary.

     18.8 APPOINTMENT OF RECEIVERS AND MANAGERS

     (a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or any Material Subsidiary or any part of its assets; or

     (b) the directors of an Obligor or any Material Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

     (c) any other steps are taken to enforce any Security Interest over any part of the assets of an Obligor or any Material Subsidiary.
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     18.9 CREDITORS' PROCESS

          Any attachment, sequestration, distress or execution affects any asset of an Obligor or any Material Subsidiary and is not discharged within 14 days.

     18.10 ANALOGOUS PROCEEDINGS

         There occurs, in relation to an Obligor or any Material Subsidiary, any event anywhere which appears to correspond with any of those mentioned in Clauses 18.6 (Insolvency) to 18.9 (Creditors process) (inclusive).

     18.11 CESSATION OF BUSINESS

          An Obligor or any Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business.

     18.12 MATERIAL ADVERSE CHANGE

          Any event or series of events occurs which, in the reasonable opinion of the Bank, could reasonably be expected to have a material adverse effect.

     18.13 U.S. BANKRUPTCY LAWS

     (a)  Any Obligor makes a general assignment for the benefit of creditors;
          or

     (b) any Obligor commences a voluntary case or proceeding under the United States Bankruptcy Code of 1978, as amended, or under any other United States Federal or State bankruptcy, insolvency or other similar law (collectively "U.S. BANKRUPTCY LAWS"); or

     (c) an involuntary case under any U.S. Bankruptcy Law is commenced against any Obligor and the petition is not controverted within 30 days and is not dismissed or stayed within 90 days after commencement of the case; or

     (d) a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for or takes charge of, all or substantial part of the property of any Obligor.

     18.14 ERISA

     (a) Any event or condition occurs that presents a material risk that any Obligor or any ERISA Affiliate may incur a material liability to a Plan or to the United States Internal Revenue Service or to the United States Pension Benefit Guaranty Corporation; or

     (b) an "accumulated funding deficiency" occurs (as that term is defined in section 412 of the United States Internal Revenue Code of 1986, as amended, or section 302 of ERISA), whether or not waived, by reason of the failure of any Obligor or any ERISA Affiliate to make a contribution to a Plan.

     18.15 ACCELERATION

     (a) Upon the occurrence of an Event of Default described in Clause 18.13 (U.S. Bankruptcy Laws):
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
                                       36
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          (i)  the Commitment will immediately terminate; and

          (ii) the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, will be immediately due and payable.

     (b) On and at any time after the occurrence of an Event of Default (other than an Event of Default described in Clause 18.13 (U.S. Bankruptcy
          Laws)) the Bank may, by notice to the Borrower:

          (a)  cancel the Commitment; and/or

          (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

          (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand.

     19.  FEES

     19.1 UPFRONT FEE

          The Borrower shall on the date of this Agreement pay to the Bank an Upfront fee computed at the rate of 0.175 per cent. of the Commitment.

     19.2 COMMITMENT FEE

     (a) The Borrower shall pay to the Bank a commitment fee computed at the rate of 0.15 per cent. per annum on the undrawn, uncancelled amount of the Commitment during the period beginning on 25th April, 2000 and ending on the Term Date.

     (b) Accrued commitment fee is payable quarterly in arrears. Accrued commitment fee shall also be payable to the Bank on the cancelled amount of the Commitment at the time the cancellation comes into effect.

     19.3 VAT

          Any fee referred to in this Clause 19 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

     20.  EXPENSES

     20.1 INITIAL AND SPECIAL COSTS

          The Borrower shall forthwith on demand pay the Bank and the Arranger the amount of all costs and expenses (including legal fees) incurred by it in connection with:

          (a)  the negotiation, preparation, printing and execution of:

               (i) this Agreement and any other documents referred to in this Agreement; and
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
                                       37
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               (ii) any other Finance Document executed after the date of this
                    Agreement; and

          (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.2 (Change of currency), the Bank, and relating to a Finance Document or a document referred to in any Finance Document.

          (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

     20.2 ENFORCEMENT COSTS

          The Borrower shall forthwith on demand pay to the Bank the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

     21.  STAMP DUTIES

          The Borrower shall pay and forthwith on demand indemnify the Bank against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

     22.  INDEMNITIES

     22.1 CURRENCY INDEMNITY

     (a) If the Bank receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

          (i) that Obligor shall indemnify the Bank as an independent obligation against any loss or liability arising out of or as a result of the conversion;

          (ii) if the amount received by the Bank, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to the Bank an amount in the contractual currency equal to the deficit; and

          (iii) the Obligor shall forthwith on demand pay to the Bank forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

     (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

     22.2 OTHER INDEMNITIES

          The Borrower shall forthwith on demand indemnify the Bank against any loss or liability which the Bank incurs as a consequence of:

          (a)  the occurrence of any Default;
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                                       38
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          (b)  a change in the currency of a country or the operation of Clause
               2.2 (Change of currency) or Clause 18.15 (Acceleration);

          (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.3 (Default interest)) relative to the amount so received; or

          (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by the Bank) a Loan not being made after the Borrower has delivered a Request.

          The Borrower's liability in each case includes any loss of Margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

     23.  EVIDENCE AND CALCULATIONS

     23.1 ACCOUNTS

          Accounts maintained by the Bank in connection with this Agreement are prima facie evidence of the matters to which they relate.

     23.2 CERTIFICATES AND DETERMINATIONS

          Any certification or determination by the Bank of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

     23.3 CALCULATIONS

          Interest (including any applicable Mandatory Cost) and the fee payable under Clause 19.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, where market practice otherwise dictates, 365 days.

     24.  WAIVERS AND REMEDIES CUMULATIVE

          The rights of the Bank under the Finance Documents:

          (a)  may be exercised as often as necessary;

          (b) are cumulative and not exclusive of its rights under the general law; and

          (c)  may be waived only in writing and specifically.

          Delay in exercising or non-exercise of any such right is not a waiver of that right.
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
                                       39
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     25.  CHANGES TO THE PARTIES

     25.1 TRANSFERS BY OBLIGORS

          Neither Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

     25.2 TRANSFERS BY THE BANK

     (a) The Bank may, subject to paragraph (b) below, at any time assign, transfer or novate any of the Commitment and/or any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK").

     (b) The prior consent of the Borrower is required for any such assignment or transfer, unless the New Bank is an Affiliate of the Bank. However, the prior consent of the Borrower must not be unreasonably withheld or delayed and will be deemed to have been given if, within five days of receipt by the Borrower of an application for consent, it has not been expressly refused.

     (c) A transfer of obligations will be effective only if the New Bank confirms to the Borrower that it undertakes to be bound by the terms of this Agreement as the Bank in form and substance satisfactory to the Borrower. On the transfer becoming effective in this manner the Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

     (d) Nothing in this Agreement restricts the ability of the Bank to sub-contract an obligation if it remains liable under this Agreement for that obligation.

     (e) The Borrower shall not be liable for any costs arising in connection with a transfer which takes place under this Clause 25.2.

     25.3 SYNDICATION

     (a) The Bank or the Arranger may at any time (after prior consultation with the Borrower) effect a Syndication.

     (b) In the event of any Syndication, the Borrower agrees to provide the Bank with all assistance and information that it reasonably requests in relation to such Syndication.

     26.  DISCLOSURE OF INFORMATION

          The Bank shall keep confidential any and all information made available to it by any Obligor pursuant to or in connection with the Finance Documents, save for information:

          (a)  which at the relevant time is in the public domain; or

          (b) which, after such information has been made available to the Bank, becomes generally available to third parties by publication or otherwise through no breach of this Clause 26 by the Bank; or

          (c) which was lawfully in the possession of the Bank or its advisers prior to such disclosure (as evidenced by the Bank's written records or the written records of the
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
                                       40
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               Bank's advisers) and which was not acquired directly or
               indirectly from an Obligor; or

          (d) the disclosure of which is required by law or any competent regulatory body or which is necessitated by any legal proceeding or audit requirement; or

          (e) the disclosure of which is made to an Affiliate of the Bank in circumstances where it is the Bank's usual practice to make such disclosure or where such disclosure is required as part of the Bank's management or reporting policies or where such disclosure is in the reason opinion of the Bank required to protect its position, or to assist in the recovery of amounts, hereunder; or

          (f) the disclosure of which is made to any person with whom it is proposing to enter, or has entered, into any kind of transfer, participation or other agreement in relation to this Agreement; or

          (g)  which is disclosed by the Bank to its professional advisers; or

          (h)  which is disclosed to another party to this Agreement.

     27.  SET-OFF

          The Bank may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by the Bank) against any obligation (whether or not matured) owed by the Bank to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Bank may set off in an amount estimated by it in good faith to be the amount of that obligation.

     28.  SEVERABILITY

          If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

          (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

          (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

          29.  COUNTERPARTS

          Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
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
                                       41
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     30.  NOTICES

     30.1 GIVING OF NOTICES

          All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

          (a)  if by letter, when delivered personally or on actual receipt;

          (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

          (c)  if by facsimile, when received in legible form.

          However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

     30.2 ADDRESSES FOR NOTICES

     (a)  The address, telex number and facsimile number of the Borrower are:

          Autoliv ASP, Inc.
          3350 Airport Road
          Ogden
          Utah 84405

          Fax No:  +1 801 625 4853
          Attention:        Director of Finance

          or such other as the Borrower may notify to the Bank by not less than five Business Days' notice.

     (b)  The address, telex and facsimile number of the Guarantor are:

          Autoliv, Inc,
          Box 70381
          SE-107 24 Stockholm
          Sweden

          Fax No:  +46 8 24 44 93
          Attention: Vice President, Finance

          or such other as the Guarantor may notify to the Bank by not less than five Business Days' notice.

     (c)  The address, telex number and facsimile number of the Bank are:

          Skandinaviska Enskilda Banken AB (publ)
          Skandinavia House
          2 Cannon Street
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
                                       42
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          London
          EC4M 6XX,

          Telex No: 8950281
          Fax No:  +44 20 7329 4178
          Attention: Banking Administration
                            Rachel Vanner

          or such other as the Bank may notify to the Borrower by not less than five Business Days' notice.

     31.  LANGUAGE

     (a) Any notice given under or in connection with any Finance Document shall be in English.

     (b) All other documents provided under or in connection with any Finance Document shall be:

          (i)  in English; or

          (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

     32.  JURISDICTION

     32.1 SUBMISSION

     (a) For the benefit of the Bank, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

     (b) Without prejudice to paragraph (a) above and for the benefit of the Bank, each Obligor agrees that any New York State court or Federal court sitting in New York City has jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of those courts.

     32.2 SERVICE OF PROCESS

          Without prejudice to any other mode of service, each Obligor:

          (a)  irrevocably appoints:

               (i) Autoliv Ltd, Penner Road, Havant, Hampshire PO9 1QH, as agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

               (ii) CT Corporation, 155 Washington Ave. Ste 200, Albany, New
                    York 12210, as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with any Finance Document;
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
                                       43
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          (b)  agrees to maintain an agent for service of process in England and in the State of New York until all Commitments have terminated and the Loans and all other amounts payable under the Finance Documents have been finally, irrevocable and indefeasibly repaid in full;

          (c) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned;

          (d) consents to the service of process relating to any proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 30.2 (Addresses for notices); and

          (e) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the Obligor shall immediately appoint a further person in England or in the State of New York, as appropriate, to accept service of process on its behalf in England or in the State of New York, as appropriate, and, if the Obligor does not appoint a process agent within 15 days, the Bank is entitled and authorized to appoint a process agent for the Obligor by notice to the Obligor.

     32.3 FORUM CONVENIENCE AND ENFORCEMENT ABROAD

          Each Obligor:

          (a) waives objection to the English and New York State and Federal courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with any Finance Document; and

          (b) agrees that a judgment or order of an English or New York State or Federal court in connection with any Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

     32.4 NON-EXCLUSIVITY

          Nothing in this Clause 32 limits the right of the Bank to bring proceedings against the Obligor in connection with any Finance
          Document:

          (a)  in any other court of competent jurisdiction; or

          (b)  concurrently in more than one jurisdiction.

     33.  GOVERNING LAW

          This Agreement is governed by English law.

     34.  INTEGRATION

          The Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.
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                                       44
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     35.  WAIVER OF JURY TRIAL

          The Obligors and the Bank waive any rights they may have to a jury trial of any claim or cause of action based on or arising from any Finance Document or the transactions contemplated by the Finance Documents. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                         CONDITIONS PRECEDENT DOCUMENTS


     1.   BOTH OBLIGORS

          A copy of the memorandum and articles of association and certificate of incorporation of each Obligor.

     2.   BORROWER

     (a)  A copy of a resolution of the board of directors of the Borrower:

          (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

          (ii) authorizing a specified person or persons to execute this Agreement on its behalf; and

          (iii) authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

     (b) a specimen of the signature of each person authorized by the resolution referred to in paragraph (a) above;

     (c) a certificate of a director of the Borrower confirming that the borrowing of the Commitment in full would not cause any borrowing limit binding on either Obligor to be exceeded; and

     (d) a certificate of an authorized signatory of the Borrower certifying that each copy document specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

     3.   GUARANTOR

     (a)  A copy of a resolution of the board of directors of the Guarantor:

          (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

          (ii) authorizing a specified person or persons to execute this Agreement on its behalf; and

          (iii) authorizing a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

     (b) a specimen of the signature of each person authorized by the resolutions referred to in paragraph (a) above.
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
                                       46
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     4.   OTHER DOCUMENTS

     (a) Evidence that the process agents referred to in Clause 32.2 (Service of process) have accepted their appointments under that Clause.

     (b)  A copy of each Acquisition Document.

     (c)  The Information.

     (d) Copies of all official consents and approvals (including the relevant regulatory and competition approvals) which are required in relation to the terms and conditions of both the Acquisition and this Agreement and other related documents.

     (e) Evidence (satisfactory to the Bank) that more than 50% of the common stock in the Target has been tendered by the existing shareholders.

     (f) Confirmation from the Guarantor that it is not in breach of any other agreement to which it is a party.

     (g) A copy of any other authorization or other document, opinion or assurance which the Bank considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

     5.   LEGAL OPINIONS

     (a) A legal opinion of Allen & Overy, New York, legal advisers in the State of New York, U.S.A. to the Bank;

     (b) A legal opinion of legal advisers in the State of Indiana, U.S.A. to the Bank.

     (c) A legal opinion of Allen & Overy, London, legal advisers in England to the Bank.
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
                                       47
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                                   SCHEDULE 2

                        CALCULATION OF THE MANDATORY COST


     (a) For the purpose of paragraph (a) of the definition of Mandatory Cost, the Mandatory Cost for a Loan for each of its Interest Periods is calculated in accordance with the following formula:

          F x 0.01
          ________  % per annum

            300

          where on the day of application of a formula F is the charge payable by the Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per (pound)1 million of the fee base of the Bank.

     (b)  For the purposes of this Schedule 2:

          (i)  "FEE BASE" has the meaning given to it in the Fees Regulations;

          (ii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1998 and/or any other regulations governing the payment of fees for banking supervision.

     (c) (i) The formula is applied on the first day of the relevant Interest Period.

          (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to the nearest 1/16th of one per cent.

     (d) If the Bank determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Bank shall notify the Borrower of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Bank shall, in the absence of manifest error, be binding on all the Parties.
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
                                       48
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                                   SCHEDULE 3

                                 FORM OF REQUEST


To:  Skandinaviska Enskilda Banken AB (publ)

From: Autoliv ASP, Inc. Date: 22 March, 2000


     AUTOLIV ASP, INC. US$300,000,000 CREDIT AGREEMENT DATED 22ND MARCH, 2000

1.   We wish to borrow a Loan as follows:

     (a)  Drawdown Date: [     ]

     (b)  Amount: [     ]

     (c)  First Interest Period: [     ]

     (d)  Payment instructions: [      ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.


By:

AUTOLIV ASP, INC.
Authorized Signatory

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
                                       49
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                                   SIGNATORIES


BORROWER

AUTOLIV ASP, INC.

By:




GUARANTOR

AUTOLIV, INC.

By:




BANK

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:




ARRANGER

SEB DEBT CAPITAL MARKETS

By:
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